Exhibit 99.3

NORFOLK SOUTHERN CORPORATION

OFFER TO EXCHANGE
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
5.75% SENIOR NOTES DUE 2016 (CUSIP NOS. 655844 BA 5 AND U65584 AL 5)
FOR
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
5.75% SENIOR NOTES DUE 2016 (CUSIP NO. 655844 BB 3)
THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS, DATED                          , 2009

To: Brokers, Dealers, Commercial Banks,
       Trust Companies and Other Nominees

                Norfolk Southern Corporation (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                           , 2009 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 5.75% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended, for its outstanding 5.75% Senior Notes due 2016 (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated January 15, 2009, among the Company, as issuer, and the initial purchasers of the Original Notes.

                We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

                1.  Prospectus, dated                        , 2009;

                2.  The Letter of Transmittal for your use and for the information of your clients;

                3.  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

                4.  A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

                5.  Return envelopes addressed to U.S. Bank Trust National Association, the Exchange Agent for the Exchange Offer.

                YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON                        , 2009, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

                If a registered holder of Original Notes desires to tender Original Notes, but such Original Notes are not immediately available, or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

                The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

                Any inquiries you may have with respect to Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank Trust National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Norfolk Southern Corporation

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures